Exhibit 99.1

Party City Corporation Reports First Quarter Fiscal 2006 Results and Preliminary Net Sales for Halloween Season; During Halloween Season, Same-Store Net Sales Growth Continues and Total Net Sales Rise 5.5%

    ROCKAWAY, N.J.--(BUSINESS WIRE)--Nov. 9, 2005--Party City Corporation (Nasdaq: PCTY), America's largest party goods chain, today announced its operating results for the first fiscal quarter ended October 1, 2005, as compared to the prior fiscal year period ended October 2, 2004. The Company also reported preliminary net sales for the five-week period ended November 5, 2005, which includes the Halloween selling season.

    First Quarter Results

    Party City reported a net loss for the first quarter of fiscal 2006 of $5.6 million, or 32 cents per basic and diluted share. The Company, which typically reports a seasonal net loss in its first fiscal quarter, had a net loss of $3.1 million, or 18 cents per basic and diluted share, for the comparable period in the prior fiscal year.
    The recent results were primarily attributed to: (i) a decrease in merchandise margin due to increased promotional activity and transitional costs of approximately $0.6 million (pre-tax) due to the ongoing shift to self-distribution; (ii) higher advertising expenses related to an expansion of both brand and product advertising in advance of the Halloween selling season; (iii) legal and professional fees of approximately $1.4 million (pre-tax) principally associated with the proposed merger of the Company, which was previously announced on September 27, 2005; and (iv) a non-cash expense of $0.5 million (pre-tax) related to the new accounting treatment for the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123(R).
    As previously announced, same-store net sales for Company-owned stores increased 1.8% in the first quarter of fiscal 2006 as compared with the first quarter of fiscal 2005, reflecting an increase of 1.5% in same-store net sales of non-seasonal merchandise and a 2.0% rise in same-store net sales of seasonal merchandise. Same-store net sales for franchise stores also increased 1.8% over the same period. Total net sales for Company-owned stores were $100.6 million for the first quarter of fiscal 2006, increasing 2.0% as compared with $98.6 million in the first quarter of fiscal 2005. In addition to the growth in same-store net sales, the increase also reflected the initial sales from 10 temporary Halloween stores operated by the Company under the new Halloween Costume Warehouse brand, which opened late in the first quarter of fiscal 2006. Total chain-wide net sales (which include aggregate sales for Company-owned and franchise stores) were approximately $205.0 million for the first quarter of fiscal 2006, an increase of 1.4% compared with $202.3 million in the first quarter of fiscal 2005.
    Gross profit declined approximately $0.7 million to $26.1 million, and expressed as a percentage of net sales, declined to 25.9% for the first quarter of fiscal 2006 from 27.1% in the same period of fiscal 2005. This was primarily due to the Company's decision to adopt a more promotional stance in its efforts to drive sales growth, as well as the transitional costs associated with the ongoing shift to self-distribution, partially offset by a decline in store occupancy expenses primarily due to lower depreciation.
    Store operating and selling expenses increased $2.1 million to $26.4 million, and expressed as a percentage of net sales, rose to 26.2% for the first quarter of fiscal 2006 from 24.6% in the same period last fiscal year, primarily reflecting the Company's expanded advertising initiatives, as well as increased store productivity.
    General and administrative expenses increased $1.4 million as compared to the year-ago period, to $11.1 million for the first quarter of fiscal 2006, primarily due to the merger-related costs and expensing of stock options, which amounted to $1.9 million in the aggregate. Expressed as a percentage of net sales, general and administrative expenses were 11.1% for the first quarter of fiscal 2006 and 9.9% in the same period last fiscal year. Excluding the acquisition-related costs and stock option expensing, general and administrative expenses declined 4.8% comparing the first quarter of fiscal 2006 and 2005.
    Franchise profit contribution was relatively stable at $2.1 million for the first quarter of both fiscal 2006 and 2005.
    Cash on hand at the end of the first quarter of fiscal 2006 was $10.6 million, including $4.8 million in advances outstanding under the Company's loan agreement primarily related to working capital requirements during the quarter. This compared with $18.6 million, with no loan advances outstanding, at the end of the first quarter of fiscal 2005.
    The Company's inventory level was $108.0 million at October 1, 2005 compared to $81.7 million at October 2, 2004. The $26.3 million increase was largely due to: (i) an initiative to improve in-stock positions in Company-owned stores; (ii) inventory needed to support the self-distribution program for both Company-owned and franchise stores; (iii) the opening of 10 temporary Halloween Costume Warehouse stores; and (iv) the timing of seasonal merchandise as compared with prior years.

    Preliminary Net Sales for the Halloween Season

    Party City also reported preliminary net sales results for the five-week period ended November 5, 2005, which includes the Halloween selling season. Same-store net sales for Company-owned stores during this period increased 2.5% as compared to the five-week period ended November 6, 2004, with both seasonal and non-seasonal categories contributing to the positive trend. Total net sales for Company-owned stores were approximately $111.4 million for the five-week period ended November 5, 2005, an increase of 5.5% from $105.6 million for the comparable period last year, reflecting the introduction of the new Halloween Costume Warehouse temporary store concept, as well as an increase in the number of Company-owned stores consistent with Party City's accelerated store opening plans. During this period the Company experienced temporary store closings due to Hurricane Wilma, which are estimated to have reduced total net sales by approximately 0.8%.

    Company Comment

    The Company noted that its results for the fiscal 2006 first quarter were distinguished by positive trends in same-store and total net sales, and that this progress has continued through the Halloween season, which experienced a 5.5% rise in total net sales. Other highlights of the period included the resumption of an active store expansion program and the launch of the new Halloween Costume Warehouse temporary store concept. While the Company reported a wider seasonal net loss than in the year-ago period, this was in line with internal expectations and reflected the merger-related and option expenses, as well as strategic decisions to increase promotional activity and expand advertising to drive sales.
    Party City will continue to execute on its strategies to maintain positive same-store sales comparisons on a consistent basis, to improve margins through sales growth as well as leveraging its investments in systems and logistics, to foster a more direct relationship with customers through its marketing efforts, and to improve customer service.

    Store Growth and Chain Update

    Party City operated 249 Company-owned stores and had 257 franchise stores at the end of the first quarter of fiscal 2006. During the recent quarter, the Company opened two stores and closed none, while franchisees added three stores and closed one. The above store count includes one corporate store and four franchise stores that were temporarily closed due to hurricanes Katrina and Rita, but are expected to reopen. The store count noted above also does not include 10 Company-operated and five franchisee-operated temporary Halloween Costume Warehouse stores.
    Party City Corporation is America's largest party goods chain. Party City currently operates more than 500 Company-owned and franchise stores in the United States and Puerto Rico. To learn more about Party City, visit the Company's website at http://www.partycity.com.

    Important Additional Information Filed with the SEC

    As previously announced on September 27, 2005, Berkshire Partners LLC and Weston Presidio, through their holding company AAH Holdings Corporation, have entered into a definitive agreement to acquire Party City for a purchase price per Party City share of $17.50 in cash. The acquisition is expected to close by the end of 2005 or the beginning of 2006, subject to receipt of debt financing, approval by Party City's stockholders and other customary conditions, including regulatory approvals.
    The parties to the transaction filed pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott Rodino Antitrust Improvements Act effective October 7, 2005, and the waiting period expired at 11:59 p.m. on November 7, 2005.
    On November 7, 2005, Party City Corporation filed a definitive proxy statement with the SEC in connection with the proposed merger transaction. Party City mailed the proxy statement to its stockholders on November 7, 2005, advising that a Special Meeting of Stockholders will be held to vote on the transaction on December 7, 2005. The proxy statement contains important information about Party City, the merger, and related matters. Investors and security holders are urged to read the proxy statement.
    Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by Party City through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations, Party City Corporation, 400 Commons Way, Rockaway, New Jersey 07866,
(973) 983-0888 ext. 8333.
    The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the Company's directors and executive officers is contained in the Company's Annual Report on Form 10-K for the year ended July 2, 2005 and its proxy statement dated October 13, 2004 for its 2004 annual meeting of shareholders, which are filed with the SEC.

    Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the effect of price and product competition in the party goods industry in general and in our specific market areas, our ability to anticipate customer demand for products and to design and develop products that will appeal to our customers, our ability to open new stores successfully and/or to identify, execute and integrate acquisitions and to realize synergies, the availability and terms of capital to fund capital improvements, acquisitions and ongoing operations, our ability to manage successfully our franchise program, our ability to improve our fundamental business processes and reduce costs throughout our organization, our ability to attract and retain qualified personnel, changes in availability and costs of goods and services and economic conditions in general. In addition, there are certain risks and uncertainties related to the proposed merger, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure of the acquirer to consummate the necessary debt financing arrangements set forth in a commitment letter received by the acquirer or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in Party City's industry and changes in government regulation. Please see our filings with the Securities and Exchange Commission for a more complete discussion and analysis of these and other risks and uncertainties. You are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release, and we have no obligation or intention to update or revise such forward-looking statements.


                       PARTY CITY CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                Fiscal Quarter Ended
                                               -----------------------
                                               October 1,  October 2,
                                                  2005        2004
                                               ----------- -----------
                                               (In thousands, except
                                                     share data)

Statement of Operations Data:
Total revenues                                 $  112,904  $  102,549

Company-owned stores:
  Net sales                                    $  100,622  $   98,602
  Cost of goods sold and occupancy costs           74,547      71,857
                                               ----------- -----------
  Gross profit                                     26,075      26,745
  Store operating and selling expense              26,371      24,259
                                               ----------- -----------
  Company-owned store (loss) profit
   contribution                                      (296)      2,486
  General and administrative expense               11,138       9,722
                                               ----------- -----------
  Retail loss contribution                        (11,434)     (7,236)
                                               ----------- -----------

Franchise stores:
  Royalty fees                                      3,983       3,827
  Net sales to franchisees                          8,219           -
  Franchise fees                                       80         120
                                               ----------- -----------
  Total franchise revenues                         12,282       3,947
  Cost of goods sold to franchisees                 7,166           -
  Franchise transportation and other selling
   expenses                                           954           -
  Other franchise expense                           2,068       1,848
                                               ----------- -----------
  Total franchise expense                          10,188       1,848
                                               ----------- -----------
  Franchise profit contribution                     2,094       2,099
                                               ----------- -----------

Operating loss                                     (9,340)     (5,137)
Interest expense, net                                  22          57
                                               ----------- -----------

Loss before income taxes                           (9,362)     (5,194)
Benefit from income taxes                          (3,791)     (2,103)
                                               ----------- -----------

Net loss                                       $   (5,571) $   (3,091)
                                               =========== ===========

  Basic and diluted loss per share             $    (0.32) $    (0.18)
                                               =========== ===========
  Weighted average shares outstanding -- basic
   and diluted                                     17,304      17,105
                                               =========== ===========



                        PARTY CITY CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                      October 1,  July 2,   October 2,
                                        2005       2005       2004
                                      ---------- ---------- ----------
                                        (In thousands, except share
                                                    data)

               ASSETS

Current assets:
  Cash and cash equivalents           $  10,638  $  11,034  $  18,614
  Merchandise inventory                 107,978     72,818     81,657
  Other current assets, net              34,362     33,486     23,033
                                      ---------- ---------- ----------
    Total current assets                152,978    117,338    123,304
  Property and equipment, net            47,494     45,269     46,563
  Goodwill                               16,378     16,378     18,614
  Other assets                            5,245      4,988      4,082
                                      ---------- ---------- ----------
    Total assets                      $ 222,095  $ 183,973  $ 192,563
                                      ========== ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                    $  74,378  $  43,875  $  61,882
  Accrued expenses and other current
   liabilities                           31,848     26,710     27,306
  Advances under the Loan Agreement       4,800          -          -
                                      ---------- ---------- ----------
    Total current liabilities           111,026     70,585     89,188
Long-term liabilities:
  Deferred rent and other long-term
   liabilities                           12,680     10,461      9,393

Commitments and contingencies

Stockholders' equity:
  Common stock, $0.01 par value;
   40,000,000 shares authorized;
   18,066,397 shares issued and
   17,319,385 shares outstanding at
   October 1, 2005; 18,030,360 shares
   issued and 17,283,348 shares
   outstanding at July 2, 2005;
   17,871,210 shares issued and
   17,124,198 shares outstanding at
   October 2, 2004                          182        180        179
Additional paid-in capital               49,537     48,506     46,917
Retained earnings                        54,610     60,181     52,826
Treasury stock, at cost (747,012
 shares)                                 (5,940)    (5,940)    (5,940)
                                      ---------- ---------- ----------
    Total stockholders' equity           98,389    102,927     93,982
                                      ---------- ---------- ----------
    Total liabilities and
     stockholders' equity             $ 222,095  $ 183,973  $ 192,563
                                      ========== ========== ==========



                        PARTY CITY CORPORATION
                       OPERATING AND STORE DATA


                                                 Fiscal Quarter Ended
                                                 ---------------------
                                                 October 1, October 2,
                                                   2005       2004
                                                 ---------- ----------
                                                 (In thousands, except
                                                      store data)

Operating Data:
  Increase (decrease) in Company-owned same store
   net sales                                           1.8%     (5.2)%
  Increase (decrease) in franchise same store net
   sales                                               1.8%     (2.9)%

Balance Sheet Data:
  Cash and cash equivalents                      $  10,638  $  18,614
  Working capital                                   41,952     34,116
  Total assets                                     222,095    192,563
  Capital leases                                       693          -
  Stockholders' equity                              98,389     93,982

Other Information:
  Depreciation and amortization                  $   3,809  $   4,332

Cash Flows (Used In) Provided By:
  Operating activities                           $  (1,732) $  (7,404)
  Investing activities                              (3,842)    (2,002)
  Financing activities                               5,178        175
                                                 ---------- ----------
    Total cash used in the Company               $    (396) $  (9,231)
                                                 ========== ==========



                                                 Fiscal Quarter Ended
                                                 ---------------------
                                                 October 1, October 2,
                                                   2005       2004
                                                 ---------- ----------
Store Data:
  Company-owned:
    Stores open at beginning of period                 247        249
      Stores opened                                      2          1
      Stores closed                                      -         (1)
      Stores acquired from franchisees                   -          -
                                                 ---------- ----------
      Stores open at end of period                     249        249
                                                 ========== ==========
    Average Company-owned stores open in period        247        249
                                                 ========== ==========

  Franchise:
    Stores open at beginning of period                 255        257
      Stores opened                                      3          3
      Stores closed                                     (1)        (1)
                                                 ---------- ----------
      Stores open at end of period                     257        259
                                                 ========== ==========
    Average franchise stores open in period            255        258
                                                 ========== ==========

  Total Company-owned and franchise stores             506        508
                                                 ========== ==========



                        PARTY CITY CORPORATION
                       RECONCILIATIONS OF EBITDA

Our definition of EBITDA is earnings before interest, taxes, and depreciation and amortization. EBITDA should not be construed as a substitute for net (loss) income or net cash (used in) provided by operating activities (all as determined in accordance with generally accepted accounting principles) for the purpose of analyzing our operating performance, financial position and cash flows as EBITDA is not defined by generally accepted accounting principles.


                                                 Fiscal Quarter Ended
                                                 ---------------------
                                                 October 1, October 2,
                                                   2005       2004
                                                 ---------- ----------
                                                    (In thousands)
EBITDA:
  EBITDA                                         $  (5,531) $    (805)
                                                 ========== ==========
Most directly comparable GAAP measures:
  Net loss                                       $  (5,571) $  (3,091)
                                                 ========== ==========

  Cash flows used in operating activities        $  (1,732) $  (7,404)
                                                 ========== ==========

Because we consider EBITDA useful as an operating measure, a reconciliation of EBITDA to net loss follows for the periods indicated:

                                                 Fiscal Quarter Ended
                                                 ---------------------
                                                 October 1, October 2,
                                                   2005       2004
                                                 ---------- ----------
                                                    (In thousands)

EBITDA                                           $  (5,531) $    (805)
Depreciation and amortization                       (3,809)    (4,332)
Interest expense, net                                  (22)       (57)
Benefit from income taxes                            3,791      2,103
                                                 ---------- ----------
Net loss                                         $  (5,571) $  (3,091)
                                                 ========== ==========

Because we also consider EBITDA useful as a liquidity measure, we present the following reconciliation of EBITDA to our net cash used in operating activities:

                                                 Fiscal Quarter Ended
                                                 ---------------------
                                                 October 1, October 2,
                                                   2005       2004
                                                 ---------- ----------
                                                    (In thousands)

EBITDA                                           $  (5,531) $    (805)
Interest expense, net                                  (22)       (57)
Benefit from income taxes                            3,791      2,103
Amortization of financing costs                         18         40
Deferred rent                                          (61)      (127)
Stock-based compensation                               514          7
Provision for doubtful accounts                        246        (70)
Other                                                   63       (125)
Changes in assets and liabilities:
    Merchandise inventory                          (35,160)   (24,301)
    Accounts payable                                30,503     23,518
    Accrued expenses and other current
     liabilities                                     3,022     (5,383)
    Other long-term liabilities                      2,425         60
    Other current assets and other assets           (1,540)    (2,264)
                                                 ---------- ----------
         Net cash used in operating activities   $  (1,732) $  (7,404)
                                                 ========== ==========

    CONTACT: Party City Corporation
             Gregg Melnick, 973-453-8780
             or
             Comm-Counsellors, LLC
             Edward Nebb, 203-972-8350